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                               CONSENT OF COUNSEL

                                 AIM SUMMIT FUND


   We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM Summit Fund (the "Trust"), which is included in Post-Effective Amendment No. 36 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-76909), and Amendment No. 37 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3443), on Form N-1A of the Trust.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 22, 2006